Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Third Quarter 2018 Earnings; Declares Quarterly Dividend and Announces $25 Million Share Repurchase Program

Indiana, PA, October 23, 2018 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the third quarter of 2018.
Third Quarter 2018 Highlights
Earnings

•
Third quarter net income was $25.1 million, or $0.25 diluted earnings per share, as compared to $21.3 million, or $0.22 diluted earnings per share in the third quarter of 2017 and $32.1 million, or $0.32 diluted earnings per share in the second quarter of 2018.

◦	Core net income (adjusted only for acquisition expenses) was $25.2 million, or $0.25 diluted earnings per share, an increase of $0.03 from the third quarter of 2017.

•	Total revenue decreased $6.4 million, or 7.1% from the prior quarter.

◦	Net interest income (FTE) increased $0.1 million from the prior quarter, despite the recognition of $1.5 million in unusual items in the prior quarter.

◦
Noninterest income decreased $6.6 million from the prior quarter primarily due to $5.3 million in net security gains recognized during the second quarter of 2018 as the result of the successful auction call and open market sale of the company’s remaining pooled trust preferred securities, a $1.2 million gain on the sale of a restructured commercial credit recognized in the second quarter, and a $0.6 million decrease in bank owned life insurance income due to higher death claim benefits recorded during the previous quarter.

•	Total noninterest expense increased $0.4 million, or 0.8% from the previous quarter.

•	Provision for credit losses totaled $3.0 million, an increase of $1.8 million as compared to the prior quarter.
Margin

•
The total cost of interest-bearing demand and savings deposits increased five basis points from the previous quarter, compared to a 25 basis point increase in the Federal Funds Target Rate in the quarter. This equates to an effective deposit beta of 20%, down from 40% in the previous quarter.

◦	Average deposits grew by $78.2 million, or 5.4% (annualized) as compared to the prior quarter, or 2.2% (annualized) excluding deposits acquired with the acquisition of Foundation Bank.

•
Loan yields increased one basis point from the previous quarter; however, loan yields adjusted for the recognition of previously unrecognized interest income in the second quarter improved by 10 basis points during the quarter.

◦	End of period loans grew $23.9 million, or 1.7% (annualized) as compared to the prior quarter.

•	The net interest margin was 3.67% in the third quarter of 2018, as compared to 3.61% in the third quarter of 2017 and 3.78% in the prior quarter.

◦
During the second quarter of 2018, the company recognized a total of $1.5 million of previously unrecognized interest from the successful resolution of assets that had previously been impaired. This resulted in a benefit of nine basis points to the net interest margin during the second quarter of 2018.

◦
Also during the second quarter of 2018, the company issued $100 million in subordinated debt. Approximately half of the proceeds were reinvested in securities and the remaining portion was used to pay down short term borrowings, the net effect of which was a 3 basis point negative impact on the net interest margin in the second quarter and a 6 basis point negative impact in the third quarter.

◦	In addition, the net interest margin decreased by one basis point from the previous quarter due to reduced purchase accounting accretion.
Profitability

•	Return on average assets improved 16 basis points to 1.30% as compared to the third quarter of 2017, and was 1.44% for the nine months ended September 30, 2018.

◦	Core return on average assets (excluding only merger-related expenses) was 1.46% for the nine months ending September 30, 2018, as compared to 1.08% in the prior year period.

•	The annualized return on average tangible common equity for the third quarter of 2018 was 15.01%, and was 16.88% for the nine months ended September 30, 2018.

◦	Core return on average tangible common equity (excluding only merger-related expenses) was 17.14% for the nine months ending September 30, 2018, as compared to 13.42% in the prior year period.

•	The core efficiency ratio was 57.82% in the third quarter of 2018, as compared to 55.23% and 57.96% in the second quarter of 2018 and third quarter of 2017, respectively.

“We continue to position ourselves for long-term success and I am pleased with the outcome this quarter,” stated T. Michael Price, President and Chief Executive Officer. “Although somewhat muted by large pay downs, our new loan production this quarter was running at its highest level in several years and our locally sourced core deposit base continues to prove to be a stable source of low-cost funding. We also remained disciplined in managing our operating expenses while investing in our new geographies and business lines, including our digital delivery platform.” Price continued, “And as a community bank, we are also committed to our communities. I am proud of the many ways our employees display this commitment, day in and day out, by helping to improve the lives of our neighbors and their businesses.”

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Nine Months Ended
except per share data)	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Reported Results
Net income	$25,149	$32,081	$21,283	$80,500	$51,184
Diluted earnings per share	$0.25	$0.32	$0.22	$0.81	$0.54
Return on average assets	1.30%	1.71%	1.14%	1.44%	0.96%
Return on average equity	10.28%	13.74%	9.50%	11.53%	8.15%

Operating Results (non-GAAP)(1)
Core net income	$25,168	$33,087	$21,238	$81,791	$57,952
Core diluted earnings per share	$0.25	$0.33	$0.22	$0.82	$0.61
Core return on average assets	1.30%	1.76%	1.14%	1.46%	1.08%
Return on average tangible common equity	15.01%	20.08%	14.04%	16.88%	11.89%
Core return on average tangible common equity	15.02%	20.70%	14.01%	17.14%	13.42%
Core efficiency ratio	57.82%	55.23%	57.96%	57.05%	59.49%
Net interest margin (FTE)	3.67%	3.78%	3.61%	3.71%	3.55%

(1)
Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. See supplemental information included with the release for "non-GAAP Financial Measures and Key Performance Indicators" and additional information.

Earnings
Net income for the third quarter of 2018 was $25.1 million, as compared to $32.1 million in the previous quarter and $21.3 million for the third quarter of 2017.
Excluding merger-related expenses, core net income for the third quarter of 2018 was $25.2 million, as compared to $33.1 million in the previous quarter and $21.2 million for the third quarter of 2017, representing a $7.9 million decrease and $3.9 million increase, respectively. Core net income in the second quarter of 2018 included net security gains of $5.3 million. The company did not recognize any security gains in the third quarter of 2018.
Net income for the first nine months of 2018 was $80.5 million, as compared to $51.2 million for the same period in 2017.  Excluding merger-related expenses of $1.3 million after tax, core net income for the first nine months of 2018 was $81.8 million.
Net Interest Income and Net Interest Margin
The total cost of interest-bearing demand and savings deposits increased five basis points from the previous quarter, compared to a 25 basis point increase in the Federal Funds Target Rate in the quarter. This equates to an effective deposit beta of 20%, down from 40% in the previous quarter.

The increased cost of interest-bearing deposits was partially offset by $16.9 million growth in average noninterest-bearing deposits. Loan yields increased one basis point from the previous quarter; however, loan yields, as adjusted for the recognition of previously unrecognized interest income in the second quarter from the successful resolution of assets that had been previously impaired, improved by 10 basis points during the quarter.
During the third quarter of 2018, net interest income (FTE) was $64.3 million, an increase of $0.1 million from the previous quarter.  The increase in net interest income was the result of a $132 million increase in average interest-earning assets due, in part, to the acquisition of Foundation Bank on May 1, 2018, and the aforementioned increase in loan yields, largely offset by $1.5 million in interest income recognized in the prior quarter as the result of the sale of one commercial credit and the sale of the company’s remaining pooled trust preferred securities.
The net interest margin for the third quarter of 2018 was 3.67%, a decrease of 11 basis points from the previous quarter and an increase of six basis points from the third quarter of 2017. The recognition of $1.5 million in interest in the prior quarter related to the sale of one commercial loan and the sale of the trust preferred portfolio accounted for approximately nine basis points of this decline.
The net effect of the subordinated debt on the net interest margin was a three basis point negative impact on the net interest margin in the second quarter and six basis points in the third quarter. Purchase accounting accretion’s impact on the net interest margin totaled five basis points in the third quarter as compared to six basis points in the second quarter of 2018.
Average short-term borrowings decreased $32.0 million from the previous quarter and $260.3 million from the third quarter of 2017. Average short-term borrowings represented 8.6% of total funds during the third quarter of 2018 as compared to 12.9% during the prior year quarter.
Average deposits grew $78.2 million from the previous quarter, primarily driven by a $54.2 million increase in retail time deposits and a $16.9 million increase in noninterest bearing deposits.
Credit Quality
The provision for credit losses totaled $3.0 million for the quarter ended September 30, 2018, an increase of $1.8 million from the prior and same quarter last year. The increase from the prior quarter is primarily due to two commercial real estate credits totaling $5.0 million which were downgraded to nonperforming status during the quarter.
At September 30, 2018, nonperforming loans were $39.8 million, a decrease of $6.0 million from June 30, 2018. The decrease from the previous quarter was primarily related to a $4.3 million pay down from one commercial and industrial (C&I) borrower and the charge-off and subsequent sale of a $3.8 million C&I credit, partially offset by the aforementioned downgrade of two commercial real estate credits to nonperforming status. Nonperforming loans as a percentage of total loans were 0.70%, 0.81% and 0.72% for the periods ended September 30, 2018, June 30, 2018 and September 30, 2017, respectively.
During the third quarter of 2018, net charge-offs were $3.5 million, or 0.25% of average loans outstanding, as compared to $3.6 million in the prior quarter and $1.1 million in the third quarter of 2017. Net charge-offs in the third quarter of 2018 included a $2.2 million charge-off on the aforementioned C&I credit.
For the originated loan portfolio at September 30, 2018, the allowance for credit losses to total originated loans was 0.98%, compared to 1.01% at June 30, 2018 and 0.97% at September 30, 2017.
Noninterest Income and Noninterest Expense
Noninterest income (excluding net security gains) totaled $19.8 million for the third quarter of 2018 as compared to $21.0 million for the second quarter of 2018 and $19.7 million for the third quarter of 2017. The decrease from the prior quarter was primarily due to a $1.2 million gain on the sale of a restructured commercial credit in the second quarter of 2018. Additionally, bank owned life insurance income decreased $0.6 million from the previous quarter due to higher death claim benefits recorded during the previous quarter.
The company did not recognize any net security gains during the third quarter, as compared to $5.3 million during the second quarter of 2018 and $0.1 million during the third quarter of 2017. The decrease from the previous quarter was the result of the successful auction call and open market sale of the company’s remaining pooled trust preferred securities during the prior quarter.
Noninterest expense (excluding merger-related expenses) totaled $49.5 million in the third quarter of 2018, as compared to $47.9 million for the second quarter of 2018 and $47.4 million for the third quarter of 2017. The increase from the previous quarter was primarily driven by a $1.1 million increase in mortgage banking and related hedging expense, partially offset by a $0.4 million decrease in FDIC insurance expense as a result of a decrease in the Bank’s assessment rate.
The increase from the prior year quarter was primarily due to a $0.3 million increase in the aforementioned mortgage banking expense and higher salaries, occupancy, data processing and advertising expenses resulting from the company’s aforementioned acquisition of Foundation Bank in the second quarter of 2018 and continued expansion efforts. The increase from the third quarter of 2017 was partially offset by a $0.5 million decrease in FDIC insurance expense.
Full time equivalent staff was 1,417 at September 30, 2018, as compared to 1,438 at June 30, 2018 and 1,366 at September 30, 2017. The increase from the prior year period is the result of the addition of employees from the aforementioned acquisition and the company’s ongoing expansion in its mortgage, commercial banking, wealth management, and SBA businesses.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.09 per share, which is payable on November 16, 2018 to shareholders of record as of November 2, 2018. This dividend represents a 2.5% projected annual yield utilizing the October 22, 2018 closing market price of $14.40.
The company also announced today that its Board of Directors has authorized a new $25 million share repurchase program of the company's common stock.  Under this program, management is authorized to repurchase shares through Rule 10b5-1 plans, open market purchases, privately negotiated transactions, block purchases or otherwise in a manner that is intended to comply with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934.  First Commonwealth may suspend or discontinue the program at any time.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at September 30, 2018 were 15.1%, 12.6%, 10.5%, and 11.4%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.

Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the third quarter 2018 on Wednesday, October 24, 2018 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-844-792-3645 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-877-344-7529 and entering the access code # 10124779. A link to the webcast replay will also be accessible on the company’s web page for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE:FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 140 banking offices in 22 counties throughout western and central Pennsylvania and Ohio, as well as Corporate Banking Centers in Pittsburgh, Pennsylvania and Cleveland and Columbus, Ohio. The company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Dublin, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
This release contains forward-looking statements about First Commonwealth’s future plans, strategies and financial performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Such statements are based on assumptions and involve risks and uncertainties, many of which are beyond First Commonwealth’s control. Factors that could cause actual results, performance or achievements to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national and international economic conditions and the impact they may have on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance); (6) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (7) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (8) political instability; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) First Commonwealth’s ability to attract and retain qualified employees; (13) technological changes; (14) acquisitions and integration of acquired businesses; (15) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (16) the ability to increase market share and control expenses; (17) impairment of First Commonwealth’s goodwill or other intangible assets; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the soundness of other financial institutions; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in the reports that First Commonwealth files with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date on which they are made. First Commonwealth undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.
Media Relations
Kristine N. Levan
Vice President / Marketing and Communications Manager
Phone: 724-463-4777
E-mail: KLevan@fcbanking.com

Investor Relations
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

###

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
SUMMARY RESULTS OF OPERATIONS
Net interest income (FTE) (1)	$64,311	$64,192	$60,667	$188,682	$172,381
Provision for credit losses	2,961	1,168	1,214	11,032	2,834
Noninterest income	19,757	26,308	19,790	68,108	55,626
Noninterest expense	49,530	49,129	47,361	145,532	148,389
Net income	25,149	32,081	21,283	80,500	51,184
Core net income (5)	25,168	33,087	21,238	81,791	57,952

Earnings per common share (diluted)	$0.25	$0.32	$0.22	$0.81	$0.54
Core earnings per common share (diluted) (6)	$0.25	$0.33	$0.22	$0.82	$0.61

KEY FINANCIAL RATIOS

Return on average assets	1.30%	1.71%	1.14%	1.44%	0.96%
Core return on average assets (7)	1.30%	1.76%	1.14%	1.46%	1.08%
Return on average shareholders' equity	10.28%	13.74%	9.50%	11.53%	8.15%
Return on average tangible common equity (8)	15.01%	20.08%	14.04%	16.88%	11.89%
Core return on average tangible common equity (9)	15.02%	20.70%	14.01%	17.14%	13.42%
Core efficiency ratio (2)(10)	57.82%	55.23%	57.96%	57.05%	59.49%
Net interest margin (FTE) (1)	3.67%	3.78%	3.61%	3.71%	3.55%

Book value per common share	$9.69	$9.57	$9.17
Tangible book value per common share (11)	6.82	6.69	6.39
Market value per common share	16.14	15.51	14.13
Cash dividends declared per common share	0.09	0.09	0.08	$0.26	$0.24

ASSET QUALITY RATIOS
Nonperforming loans as a percent of end-of-period loans (3)	0.70%	0.81%	0.72%
Nonperforming assets as a percent of total assets (3)	0.57%	0.65%	0.61%
Net charge-offs as a percent of average loans (annualized) (4)	0.25%	0.26%	0.08%
Allowance for credit losses as a percent of nonperforming loans (4)	127.35%	111.89%	124.16%
Allowance for credit losses as a percent of end-of-period loans (4)	0.90%	0.91%	0.90%
Allowance for credit losses (originated loans and leases) as a percent of originated loans and leases	0.98%	1.01%	0.97%

CAPITAL RATIOS
Shareholders' equity as a percent of total assets	12.7%	12.6%	12.1%
Tangible common equity as a percent of tangible assets (12)	9.3%	9.1%	8.8%
Leverage Ratio	10.5%	10.4%	9.7%
Risk Based Capital - Tier I	12.6%	12.3%	11.5%
Risk Based Capital - Total	15.1%	14.8%	12.3%
Common Equity - Tier I	11.4%	11.2%	10.3%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
INCOME STATEMENT
Interest income	$74,873	$72,940	$65,411	$214,312	$184,710
Interest expense	11,060	9,265	5,848	27,139	15,500
Net Interest Income	63,813	63,675	59,563	187,173	169,210
Taxable equivalent adjustment (1)	498	517	1,104	1,509	3,171
Net Interest Income (FTE)	64,311	64,192	60,667	188,682	172,381
Provision for credit losses	2,961	1,168	1,214	11,032	2,834
Net Interest Income after Provision for Credit Losses (FTE)	61,350	63,024	59,453	177,650	169,547

Net securities gains (losses)	—	5,262	92	8,102	695
Trust income	2,206	1,880	2,147	6,014	5,275
Service charges on deposit accounts	4,589	4,423	4,803	13,418	13,858
Insurance and retail brokerage commissions	1,872	1,820	2,128	5,560	6,652
Income from bank owned life insurance	1,579	2,168	1,472	5,241	4,213
Gain on sale of mortgage loans	1,542	1,241	1,418	4,267	3,710
Gain on sale of other loans and assets	643	2,331	503	3,548	1,267
Card-related interchange income	5,044	5,143	4,780	14,929	13,873
Derivative mark-to-market	—	—	(14)	789	(49)
Swap fee income	528	297	217	1,115	458
Other income	1,754	1,743	2,244	5,125	5,674
Total Noninterest Income	19,757	26,308	19,790	68,108	55,626

Salaries and employee benefits	26,553	26,154	26,169	77,580	74,933
Net occupancy	4,341	4,222	3,715	12,932	11,597
Furniture and equipment	3,424	3,647	3,342	10,611	9,753
Data processing	2,853	2,478	2,229	7,764	6,659
Pennsylvania shares tax	1,248	1,247	1,093	3,398	3,070
Advertising and promotion	1,200	1,176	941	3,185	2,735
Intangible amortization	817	829	844	2,430	2,262
Collection and repossession	630	607	402	2,060	1,342
Other professional fees and services	962	1,031	1,300	3,000	3,355
FDIC insurance	217	597	696	1,590	2,466
Litigation and operational losses	435	197	598	811	1,107
Loss on sale or write-down of assets	181	497	167	875	1,486
Merger and acquisition related	24	1,273	(69)	1,634	10,412
Other operating expenses	6,645	5,174	5,934	17,662	17,212
Total Noninterest Expense	49,530	49,129	47,361	145,532	148,389

Income before Income Taxes	31,577	40,203	31,882	100,226	76,784
Taxable equivalent adjustment (1)	498	517	1,104	1,509	3,171
Income tax provision	5,930	7,605	9,495	18,217	22,429
Net Income	$25,149	$32,081	$21,283	$80,500	$51,184

Shares Outstanding at End of Period	100,361,434	100,364,567	97,475,575	100,361,434	97,475,575
Average Shares Outstanding Assuming Dilution	100,490,812	99,504,409	97,457,470	99,197,568	94,578,490

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	September 30,	June 30,	September 30,
	2018	2018	2017
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$93,162	$101,744	$98,319
Interest-bearing bank deposits	3,022	2,237	29,709
Securities available for sale, at fair value	914,085	876,570	810,946
Securities held to maturity, at amortized cost	389,621	403,019	436,081
Loans held for sale	8,287	7,038	17,100

Loans	5,662,782	5,640,106	5,375,847
Allowance for credit losses	(50,746)	(51,314)	(48,176)
Net loans	5,612,036	5,588,792	5,327,671

Goodwill and other intangibles	288,028	289,051	271,347
Other assets	378,104	380,304	393,166
Total Assets	$7,686,345	$7,648,755	$7,384,339

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,451,284	$1,489,058	$1,416,814

Interest-bearing demand deposits	181,504	126,296	264,731
Savings deposits	3,453,461	3,516,714	3,290,978
Time deposits	808,894	781,506	582,534
Total interest-bearing deposits	4,443,859	4,424,516	4,138,243

Total deposits	5,895,143	5,913,574	5,555,057

Short-term borrowings	587,806	545,187	805,825
Long-term borrowings	185,266	185,568	88,155
Total borrowings	773,072	730,755	893,980

Other liabilities	45,199	43,641	41,001
Shareholders' equity	972,931	960,785	894,301
Total Liabilities and Shareholders' Equity	$7,686,345	$7,648,755	$7,384,339

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Nine Months Ended
	September 30,	Yield/	June 30,	Yield/	September 30,	Yield/	September 30,	Yield/	September 30,	Yield/
	2018	Rate	2018	Rate	2017	Rate	2018	Rate	2017	Rate
NET INTEREST MARGIN

Assets
Loans (FTE)(1)(3)	$5,657,390	4.66%	$5,551,053	4.65%	$5,398,815	4.28%	$5,541,600	4.58%	$5,226,320	4.17%
Securities and interest bearing bank deposits (FTE) (1)	1,289,178	2.73%	1,263,956	2.89%	1,265,416	2.60%	1,250,952	2.79%	1,263,614	2.63%
Total Interest-Earning Assets (FTE) (1)	6,946,568	4.30%	6,815,009	4.32%	6,664,231	3.96%	6,792,552	4.25%	6,489,934	3.87%
Noninterest-earning assets	715,461		705,076		713,142		702,938		668,517
Total Assets	$7,662,029		$7,520,085		$7,377,373		$7,495,490		$7,158,451

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$3,657,439	0.40%	$3,650,406	0.35%	$3,576,365	0.18%	$3,627,308	0.34%	$3,398,428	0.15%
Time deposits	786,912	1.18%	732,677	1.02%	562,868	0.64%	718,164	1.03%	572,128	0.62%
Short-term borrowings	569,666	1.81%	601,633	1.66%	829,954	1.16%	614,103	1.61%	887,463	0.96%
Long-term borrowings	185,401	5.24%	131,851	5.12%	88,256	4.18%	135,368	5.05%	85,843	4.07%
Total Interest-Bearing Liabilities	5,199,418	0.84%	5,116,567	0.73%	5,057,443	0.46%	5,094,943	0.71%	4,943,862	0.42%
Noninterest-bearing deposits	1,447,948		1,431,007		1,393,024		1,426,566		1,337,328
Other liabilities	44,261		35,918		38,125		40,492		37,415
Shareholders' equity	970,402		936,593		888,781		933,489		839,846
Total Noninterest-Bearing Funding Sources	2,462,611		2,403,518		2,319,930		2,400,547		2,214,589
Total Liabilities and Shareholders' Equity	$7,662,029		$7,520,085		$7,377,373		$7,495,490		$7,158,451

Net Interest Margin (FTE) (annualized)(1)		3.67%		3.78%		3.61%		3.71%		3.55%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	September 30,	June 30,	September 30,
	2018	2018	2017
Loan Portfolio Detail
Commercial Loan Portfolio:
Commercial, financial, agricultural and other	$1,116,204	$1,130,638	$1,154,225
Commercial real estate	2,136,431	2,172,615	1,990,264
Real estate construction	298,395	259,825	259,129
Total Commercial	3,551,030	3,563,078	3,403,618

Consumer Loan Portfolio:
Closed-end mortgages	1,008,411	996,324	893,809
Home equity lines of credit	524,927	522,526	529,613
Total Real Estate - Consumer	1,533,338	1,518,850	1,423,422

Auto loans	476,536	459,333	454,320
Direct installment	33,415	31,915	24,995
Personal lines of credit	59,927	57,789	58,880
Student loans	8,536	9,141	10,612
Total Other Consumer	578,414	558,178	548,807
Total Consumer Portfolio	2,111,752	2,077,028	1,972,229
Total Portfolio Loans	5,662,782	5,640,106	5,375,847
Loans held for sale	8,287	7,038	17,100
Total Loans	$5,671,069	$5,647,144	$5,392,947

	September 30,	June 30,	September 30,
	2018	2018	2017
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$17,921	$16,128	$14,943
Troubled debt restructured loans on nonaccrual basis	13,876	18,573	11,408
Troubled debt restructured loans on accrual basis	8,052	11,162	12,451
Total Nonperforming Loans	$39,849	$45,863	$38,802
Other real estate owned ("OREO")	3,874	3,757	5,701
Repossessions ("Repos")	135	298	200
Total Nonperforming Assets	$43,858	$49,918	$44,703
Loans past due in excess of 90 days and still accruing	1,647	1,725	1,332
Classified loans	50,079	60,511	65,948
Criticized loans	141,591	142,145	125,034

Nonperforming assets as a percentage of total loans, plus OREO and Repos	0.77%	0.88%	0.83%
Allowance for credit losses	$50,746	$51,314	$48,176

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$2,516	$291	$315	$2,834	$1,956
Real estate construction	(92)	—	(373)	(99)	(470)
Commercial real estate	(36)	2,225	(25)	2,288	(115)
Residential real estate	226	104	276	709	676
Loans to individuals	915	966	912	2,852	2,796
Net Charge-offs	$3,529	$3,586	$1,105	$8,584	$4,843

Net charge-offs as a percentage of average loans outstanding (annualized) (4)	0.25%	0.26%	0.08%	0.21%	0.12%
Provision for credit losses as a percentage of net charge-offs	83.90%	32.57%	109.86%	128.52%	58.52%
Provision for credit losses	$2,961	$1,168	$1,214	$11,032	$2,834

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the 21% federal income tax statutory rate.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles, unfunded commitment expense and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017

Net Income	$25,149	$32,081	$21,283	$80,500	$51,184
Intangible amortization	817	829	844	2,430	2,262
Tax benefit of amortization of intangibles	(172)	(174)	(295)	(510)	(792)
Net Income, adjusted for tax affected amortization of intangibles	25,794	32,736	21,832	82,420	52,654

Average Tangible Equity:
Total shareholders' equity	$970,402	$936,593	$888,781	$933,489	$839,846
Less: intangible assets	288,570	282,734	271,670	280,485	247,679
Tangible Equity	681,832	653,859	617,111	653,004	592,167
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$681,832	$653,859	$617,111	$653,004	$592,167

(8)Return on Average Tangible Common Equity	15.01%	20.08%	14.04%	16.88%	11.89%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017

Core Net Income:
Total Net Income	$25,149	$32,081	$21,283	$80,500	$51,184
Merger & Acquisition related expenses	24	1,273	(69)	1,634	10,412
Tax benefit of merger & acquisition related expenses	(5)	(267)	24	(343)	(3,644)
(5) Core net income	25,168	33,087	21,238	81,791	57,952
Average Shares Outstanding Assuming Dilution	100,490,812	99,504,409	97,457,470	99,197,568	94,578,490
(6) Core Earnings per common share (diluted)	$0.25	$0.33	$0.22	$0.82	$0.61

Intangible amortization	817	829	844	2,430	2,262
Tax benefit of amortization of intangibles	(172)	(174)	(295)	(510)	(792)
Core Net Income, adjusted for tax affected amortization of intangibles	$25,813	$33,742	$21,787	$83,711	$59,422

(9) Core Return on Average Tangible Common Equity	15.02%	20.70%	14.01%	17.14%	13.42%

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Core Return on Average Assets:
Total Net Income	$25,149	$32,081	$21,283	$80,500	$51,184
Total Average Assets	7,662,029	7,520,085	7,377,373	7,495,490	7,158,451
Return on Average Assets	1.30%	1.71%	1.14%	1.44%	0.96%

Core Net Income (5)	$25,168	$33,087	$21,238	$81,791	$57,952
Total Average Assets	7,662,029	7,520,085	7,377,373	7,495,490	7,158,451
(7) Core Return on Average Assets	1.30%	1.76%	1.14%	1.46%	1.08%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Core Efficiency Ratio:
Total Noninterest Expense	$49,530	$49,129	$47,361	$145,532	$148,389
Adjustments to Noninterest Expense:
Unfunded commitment reserve	82	(46)	(1)	41	451
Intangible amortization	817	829	844	2,430	2,262
Merger and acquisition related	24	1,273	(69)	1,634	10,412
Noninterest Expense - Core	$48,607	$47,073	$46,587	$141,427	$135,264

Net interest income, fully tax equivalent	$64,311	$64,192	$60,667	$188,682	$172,381
Total noninterest income	19,757	26,308	19,790	68,108	55,626
Net securities gains	—	(5,262)	(92)	(8,102)	(695)
Total Revenue	$84,068	$85,238	$80,365	$248,688	$227,312

Adjustments to Revenue:
Derivative mark-to-market	—	—	(14)	789	(49)
Total Revenue - Core	$84,068	$85,238	$80,379	$247,899	$227,361

(10)Core Efficiency Ratio	57.82%	55.23%	57.96%	57.05%	59.49%

	September 30,	June 30,	September 30,
	2018	2018	2017
Tangible Equity:
Total shareholders' equity	$972,931	$960,785	$894,301
Less: intangible assets	288,028	289,051	271,347
Tangible Equity	684,903	671,734	622,954
Less: preferred stock	—	—	—
Tangible Common Equity	$684,903	$671,734	$622,954

Tangible Assets:
Total assets	$7,686,345	$7,648,755	$7,384,339
Less: intangible assets	288,028	289,051	271,347
Tangible Assets	$7,398,317	$7,359,704	$7,112,992

(12)Tangible Common Equity as a percentage of Tangible Assets	9.26%	9.13%	8.76%

Shares Outstanding at End of Period	100,361,434	100,364,567	97,475,575
(11)Tangible Book Value Per Common Share	$6.82	$6.69	$6.39

Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.